SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)
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QUALMARK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF QUALMARK CORPORATION TO BE HELD JUNE 30, 2008
QUALMARK CORPORATION 4580 Florence Street Denver, CO 80238
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2008
SOLICITATION OF PROXIES
QUORUM AND VOTING
ACTION TO BE TAKEN AT THE MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FOR 2007 FISCAL YEAR
OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END
EQUITY COMPENSATION PLAN INFORMATION AT 2007 FISCAL YEAR END
PROPOSAL 2 - APPROVAL OF 2007 INCENTIVE STOCK PLAN
NEW PLAN BENEFITS 2007 INCENTIVE COMPENSATION PLAN
PROPOSAL 3 - APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
PROPOSAL 4 - APPOINTMENT OF AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS
INDEX TO EXHIBITS
Amended and Restated Articles of Incorporation

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF QUALMARK CORPORATION
TO BE HELD JUNE 30, 2008
To the Shareholders of QualMark Corporation:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of QualMark Corporation, a Colorado corporation (the “Company”), will be held on June 30, 2008 at 10:00 a.m. MDT, at the Company’s administrative offices, 4580 Florence Street, Denver, Colorado for the following purposes:
1.	To elect three (3) directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

2.	To consider and vote upon a proposal to approve the Qualmark Corporation 2007 Incentive Stock Plan.

3.	To consider and vote upon a proposal to approve the Amended and Restated Articles of Incorporation.

4.	To consider and vote upon a proposal to approve the appointment of GHP Horwath, P.C as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

5.	To transact any other business as may properly come before the Annual Meeting or any adjournment thereof.
The close of business on May 23, 2008 has been fixed as the record date for the determination of holders of QualMark Corporation voting stock entitled to notice of, and to vote at, the Annual Meeting, and only shareholders of record at such time will be so entitled to vote.
In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group, present in person or by proxy at the Annual Meeting.
Whether or not you expect to attend the Annual Meeting, holders of QualMark Corporation voting stock should complete, date, and sign the enclosed form of proxy card and mail it promptly in the enclosed envelope.

By Order of the Board of Directors

/s/ Andrew Drenick

Andrew Drenick
President and Chief Executive Officer
Date: May 30, 2008
PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

QUALMARK CORPORATION
4580 Florence Street
Denver, CO 80238
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 30, 2008
SOLICITATION OF PROXIES
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of QualMark Corporation, a Colorado corporation (“QualMark” or the “Company”), for use at the Annual Meeting of Shareholders of the Company to be held on June 30, 2008 at 10:00 a.m. MDT at the Company’s administrative offices, 4580 Florence Street, Denver, Colorado and at any and all adjournments of such meeting.
If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of common stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as shareholders absent from the Annual Meeting. The proxies will be tabulated and votes counted by ComputerShare Investor Services, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company’s shareholders on or about May 30, 2008.
Shareholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.
The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.
OUTSTANDING CAPITAL STOCK
The record date for shareholders entitled to vote at the Annual Meeting is May 23, 2008. At the close of business on that day, there were 9,639,373 shares of no par value common stock (the “Common Stock”) of the Company outstanding.

QUORUM AND VOTING
The presence, in person or by proxy, of the holders of a majority of the outstanding Common Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. A holder of preferred stock is entitled to one vote, in person or by proxy, for each share of common stock into which its preferred stock is convertible on the record date. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.
ACTION TO BE TAKEN AT THE MEETING
The accompanying proxy, unless the shareholder otherwise specifies in the proxy, will be voted (i) FOR the election of each of the three (3) nominees named herein for the office of director of the Company, (ii) FOR the approval of the Qualmark Corporation 2007 Incentive Stock Plan, (iii) FOR the approval of the Amended and Restated Articles of Incorporation, (iv) FOR the selection of GHP Horwath, P.C., independent registered public accounting firm, as the auditors of the Company for the fiscal year ending December 31, 2008, (v) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.
Where shareholders appropriately specify how their proxies are to be voted, they will be voted accordingly. If any other matter of business is properly brought before the meeting or any adjournment thereof, the proxy holders may vote the proxies at their discretion on such matters. The directors do not know of any such other matter or business that may come before the meeting.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of May 23, 2008, by each person known by the Company to own beneficially more than five percent (5%) of the outstanding stock of the Company, on an as-converted to Common Stock basis, certain executive officers, each director and director nominee of the Company, and all directors and executive officers as a group. The Company believes that each of such persons has the sole voting and dispositive power over the shares held by him except as otherwise indicated in the footnotes and subject to applicable community property laws. The shares presented in this table are reported on an as-converted to Common Stock basis and assume the conversion of any convertible debt as of May 23, 2008.

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership		Percent of Class
Christopher Roser 4580 Florence Street Denver, CO 80238	5,632,005	(1)(9)	49.0	%(9)

The Roser Partnership III, SBIC, LP 1105 Spruce Street Boulder, CO 80302	5,155,011	(2)	44.8	%(9)

The Roser Partnership II, LTD 1105 Spruce Street Boulder, CO 80302	162,635	(3)	1.4%

Anthony A. Scalese 4580 Florence Street Denver, CO 80238	25,840	(4)	*

Gerald Laber 4580 Florence Street Denver, CO 80238	19,310	(5)(9)	*

Ralph Poplawsky 4580 Florence Street Denver, CO 80238	12,000	(6)	*

Partners for Growth San Francisco, CA 94105	623,611	(7)	5.4%

All Directors and Executive Officers as a group (5 persons)	5,689,155	(8)	49.5%

*	Less than one percent.
(1) Includes 4,504,069 shares of Common Stock owned by The Roser Partnership III, SBIC, LP, 162,535 shares of Common Stock owned by The Roser Partnership II, LTD, 29,433 shares of Common Stock directly and indirectly owned by James Roser and affiliates, 152,408 shares of Common Stock directly and indirectly owned by Christopher Roser, warrants to purchase 651,042 shares of Common Stock directly owned by The Roser Partnership III, SBIC, LP, warrants to purchase 130,208 shares of Common Stock directly owned by Christopher Roser, options to purchase 2,310 shares of Common Stock, which are currently exercisable or become exercisable within 60 days, directly owned by Christopher Roser. Mr. Christopher Roser manages The Roser Partnership II Ltd. and III, SBIC, LP investment funds, which are shareholders of the Company. Mr. Christopher Roser is also a director and chairman of the board.
(2) Includes 4,504,069 shares of Common Stock and warrants to purchase 651,042 shares of Common Stock.
(3) Includes 162,535 shares of Common Stock.
(4) Includes options to purchase 25,840 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.
(5) Includes options to purchase 19,310 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.
(6) Includes options to purchase 12,000 shares of the Common Stock, which are currently exercisable or become exercisable within 60 days.
(7) Includes 511,483 shares of as-converted (within 60 days) Common Stock from a convertible debt instrument, 8,745 shares of stock that will be issued within 60 days and 103,383 shares of Common Stock.
(8) Includes options to purchase 59,460 shares of Common Stock which are currently exercisable or become exercisable within 60 days, warrants to purchase 781,250 shares of Common Stock and 4,848,445 shares of Common Stock.
(9) Pursuant to the terms associated with the Stock and Warrant Purchase Agreement dated December 21, 2007 with The Roser Partnership III, SBIC, LP and Christopher Roser (refer to the 2007 Form 10-KSB, Note 10 of the Financial Statements) and at the request of the Company’s board of directors, the Roser Partnership and its affiliates agreed to give an irrevocable proxy to an independent third party for the number of shares by which their ownership interest exceeds 49.9%. This proxy will remain in effect until the number of shares covered by the proxy is reduced to zero or the second anniversary date of the closing of the Purchase Agreement, or December 21, 2009. Although the proxy states that it is irrevocable it is not coupled with an interest. Therefore, under Section 7-107-203 of the Colorado Revised Statutes, the irrevocable nature of this proxy may not be enforceable. Currently, the proxy is held by Gerald Laber in the amount of 38,398 shares.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
On December 21, 2007, the Company entered into a Stock and Warrant Purchase Agreement (“Purchase Agreement”) with The Roser Partnership III, SBIC, LP (the “Roser Partnership”) and Christopher Roser (the “Purchasers”). The Roser Partnership is the largest shareholder in the Company. Christopher Roser is a member of the Company’s board of directors, and is an affiliate of The Roser Partnership.
The terms of the Purchase Agreement authorize the sale and issuance of 781,250 shares of the Company’s common stock (the “Stock”) and warrants to purchase up to 781,250 shares of the Company’s common stock (the “Warrants”). The aggregate purchase price for the Stock and Warrants was $600,000. The Warrants are exercisable at any time on or before December 12, 2012. One half of the shares authorized to be purchased pursuant to the Warrants are exercisable at $1.152 per share and the other half are exercisable at $1.536 per share.

At the request of the Company’s board of directors, the Roser Partnership and its affiliates agreed to give an irrevocable proxy to an independent third party for the number of shares by which their ownership interest exceeds 49.9%. This proxy will remain in effect until the number of shares covered by the proxy is reduced to zero or the second anniversary date of the closing of the Purchase Agreement, or December 21, 2009. Although the proxy states that it is irrevocable it is not coupled with an interest. Therefore, under Section 7-107-203 of the Colorado Revised Statutes, the irrevocable nature of this proxy may not be enforceable.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and holders of more than ten percent (10%) of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Except as stated below in this paragraph, based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2007 and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2007, to the best of the Company’s knowledge, the Company’s directors, officers and holders of more than ten percent (10%) of its Common Stock complied with all Section 16(a) filing requirements except for the following:
Christopher Roser, individually and on behalf of his children, was delinquent on filing two Form 4’s with three transactions during 2002 and two Form 4’s with two transactions during 2003. However, these Form 4’s were subsequently filed as of March 28, 2008.

PROPOSAL 1 — ELECTION OF DIRECTORS
Nominees
Pursuant to the Bylaws, the authorized number of directors of the Company is at least one and not more than seven. Three directors are to be elected at the Annual Meeting. Each nominee will be elected to hold office until the next annual meeting of shareholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than three persons. If a quorum is present, the three nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF ITS NOMINEES FOR THE BOARD OF DIRECTORS.
The Board of Directors’ nominees for the office of director are as follows:

Name	Age	Year First Became a Director
Andrew Drenick(C)(G)(N)	52	2007
Gerald Laber (A)(G)(N)	64	2004
Christopher Roser(C)(G)(N)	49	2005

(A)	Member of the Audit Committee.

(C)	Member of the Compensation Committee.

(G)	Member of the Corporate Governance Committee.

(N)	Member of the Nominating Committee.
Andrew Drenick. Mr. Drenick joined the Company in December 2007 as President and CEO. Mr. Drenick was most recently with Inovonics Wireless, now owned by Roper Industries, in which he was Vice President of Sales and Marketing from 1993 through 2001 and President and CEO from 2001 through 2006. Prior to Inovonics, Mr. Drenick was in business development with American Management Systems, an IT services company. Mr. Drenick started his career as a Design Engineer followed by roles in Engineering and Operations management. Mr. Drenick holds a BS in Engineering from Colorado School of Mines, an MBA from Stanford University, and is a licensed Mechanical Engineer.
Gerald Laber. Mr. Laber spent 33 years with Arthur Andersen, LLP, including over 20 years as an audit partner with extensive experience in auditing public companies and dealing with financial statement disclosure and accounting matters. Mr. Laber has been retired for over seven years and effective January 1, 2008, accepted the position of President of the Catholic Foundation for the Roman Catholic Church of Northern Colorado. Mr. Laber is an active member of several Boards of Directors of publicly reporting companies, including; Smart Balance, Inc (NASDAQ: SMBL), located in Paramus, New Jersey and Scott’s Liquid Gold, Inc. (OTCBB: SLGD.OB) located in Denver, Colorado. Mr. Laber is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants. Mr. Laber is a CPA and holds a BS in Business Administration, with a major in accounting, from the University of South Dakota.

Christopher Roser. Mr. Roser graduated from the University of Colorado in 1981 with a BA in Economics, and he received an MBA in Finance from New York University’s Graduate School of Business Administration in 1984. He was employed as a staff public accountant, providing auditing and consulting services for small businesses, with Main Hurdman KMG from 1982 to 1984. Mr. Roser worked as a securities analyst in emerging growth stocks from 1985-1986 for Equity Research Associates, a subsidiary of Ladenburg, Thalmann & Co., a Member of the New York Stock Exchange. From 1986 to 1987 he was an associate with Ladenburg in the corporate finance department. Since 1987, Mr. Roser has been a General Partner of The Roser Partnership, Ltd., The Roser Partnership II, Ltd. and The Roser Partnership III Ltd., LLP. Mr. Roser participated in the early stage financing of Hauser Inc. in 1988, Carrier Access Co. 1998 (CACS-NASD), Confertech International in 1989, acquired by Frontier Corp, Advanced Forming Technology in 1988, purchased by Precision Castparts Corp., (PCP — NYSE) and Evergreen Wireless in 1993, purchased by Chancellor Media. He currently serves on the board of four private companies. Mr. Roser has co-managed The Roser Partnership II Ltd. and III, SBIC, LP investment funds, which are shareholders that represent more than 10% ownership of the Company.
BOARD OF DIRECTORS
The current members of the Board of Directors are: Andrew Drenick, Gerald Laber and Christopher Roser. During 2007, directorships were also held by Charles Johnston, William Sanko and James Roser. Information concerning the current members of the Board is provided above under the Section entitled “Election of Directors.”
During the fiscal year ended December 31, 2007, there were ten meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.
Except as disclosed above in the Section entitled “Election of Directors,” none of the directors hold directorships on other Boards of Directors of other companies required to report under the Securities Exchange Act of 1934.
None of the directors have been involved in any legal proceedings during the past five years that are material to an evaluation of his ability or integrity.
Director Compensation
Directors of the Company who are not also employees of the Company are reimbursed for all out-of-pocket expenses incurred in attending each meeting or committee meeting of the Board of Directors. In consideration of their service as directors, each non-employee director, is compensated $2,500 for each meeting physically attended, and $1,000 if attended via telephone. The Compensation Committee Chairman and Audit Committee Chairman receive a $2,500 and $5,000 yearly stipend for service, respectively.

During 2007 the following compensation was paid:

	Fees Earned and	Stock Option Awards
Name	Paid in Cash	(1)(4)		Total ($)

William Sanko Chairman of the Board of Directors Compensation Committee Chairman (Resigned December 21, 2007)	$13,600	$2,400	(2)	$16,000

Christopher Roser Chairman of the Board of Directors (Effective December 21, 2007)	$7,000	$2,400	(2)	$9,400

Gerald Laber Audit Committee Chairman	$21,100	$2,400	(2)	$23,500

James Roser(3)	$7,000	$2,400	(2)	$9,400

(1)	Each of the stock options granted vest ratably on an annual basis over a three-year vesting period, which expire within a ten year period from the grant date. Stock options granted were estimated as of the date of grant using a Black-Scholes option-pricing model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is contained within the Company’s 2007 Annual Report on Form 10-KSB.

(2)	Reflects the 2007 FASB SFAS 123(R) expense recorded in our Financial Statements associated with awards of stock options.

(3)	In January 2008, Mr. James Roser (a former director) passed away; the Company is actively seeking a replacement.

(4)	Aggregate grant date fair value for awards of stock options, as computed in accordance with FASB SFAS 123(R), for each named director was $7,100 for stock options granted in 2006.
Committees of the Board of Directors
The Company has an Audit Committee, a Compensation Committee, a Corporate Governance Committee and a Nominating Committee.
Audit Committee (“Audit Committee”):
The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent registered public accounting firm the corporate accounting practices and policies, (iii) reviewing with the independent registered public accounting firm their final report, and (iv) being available to the independent registered public accounting firm during the year for consultation purposes. The members of the Audit Committee from January 1, 2007 to December 21, 2007 were Gerald Laber and William Sanko, who are independent directors as defined by NASD Rule 4200(a)(15). The only current member of the Audit Committee is Gerald Laber. The Audit Committee met seven times in the fiscal year ended December 31, 2007. All Audit Committee member directors attended at least 75% of the meeting held.

Compensation Committee (“Compensation Committee):
The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The members of the Compensation Committee from January 1, 2007 to December 21, 2007 were William Sanko, Christopher Roser, and Charles Johnston. The current members of the Compensation Committee are Christopher Roser and Andrew Drenick. The Compensation Committee met one time in the fiscal year ended December 31, 2007. All Compensation Committee member directors attended at least 75% of the meeting held.
Ad Hoc Corporate Governance Committee:
The members of the Corporate Governance Committee from January 1, 2007 to December 21, 2007 were William Sanko, Christopher Roser, James Roser, Gerald Laber and Charles Johnston. The current members of the Corporate Governance Committee are Christopher Roser, Gerald Laber and Andrew Drenick. We have been reviewing our corporate governance policies and practices. This includes comparing our current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, we expect to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. We will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 (the “Act”) and any rule changes made by the Securities and Exchange Commission.
Nominating Committee:
The members of the Nominating Committee from January 1, 2007 to December 21, 2007 were William Sanko, Christopher Roser, James Roser, Gerald Laber and Charles Johnston. The current members of the Nominating Committee are Christopher Roser, Gerald Laber and Andrew Drenick. With the exception of Charles Johnston, James Roser and Christopher Roser, all of the members of the Nominating Committee are independent as defined in NASD Rule 4200(a)(15). The Committee does not have a formal, written charter. The principal functions of this Committee are; (i.) assisting the Board of Directors in identifying, evaluating and nominating candidates to serve as members of the Board of Directors, (ii.) recommending director nominees for the next annual meeting of stockholders to the Board of Directors, and (iii.) reviewing and making recommendations to the Board of Directors regarding the composition and operations of the Board and its committees. The Nominating Committee will generally identify nominees based upon suggestions by other Board members, management members, and/or stockholders, and evaluate those persons on its own. The Company’s Board member selection criteria generally include integrity, a high level of education and/or business experience, broad-based business acumen, an understanding of the Company’s business and industry, strategic thinking and a willingness to share their ideas, network of contacts and diversity of experience, expertise and background. The Committee will use these and other criteria to evaluate potential nominees. The Committee generally considers re-nomination of incumbent directors provided they continue to meet the qualification criteria. The Committee does not evaluate proposed nominees differently depending upon who has made the proposal. To date, the Company has not paid a third-party fee to assist in this process. The Nominating Committee will consider, and make recommendations to the Board of Directors regarding any stockholder recommendations for candidates to serve on the Board of Directors. However, it has not adopted a formal process for that consideration because it believes that the informal consideration process has been adequate given the historical absence of those proposals. The Committee will review periodically whether a more formal policy should be adopted. If a stockholder wishes to suggest a candidate for committee consideration, the stockholder should send the name of the recommended candidate for director, together with pertinent biographical information, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating stockholder’s ownership of the Company’s Common Stock to the attention of QualMark Corporation, Attn. Anthony Scalese, Secretary, 4580 Florence Street, Denver, Colorado 80238 at least six months before the next annual meeting to assure time for meaningful consideration by the Committee. For additional nominating requirements, please see “Shareholder Proposals” below. To date, no candidates have been submitted by any stockholders for the upcoming annual meeting.
Security Holder Communication with Board Members
Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this proxy statement. Each communication from a security holder should include the following information in order to permit security holder status to be confirmed and to provide an address to forward a response if deemed appropriate:
•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder, and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.
Our investor relations department will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the company or any of its operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.
Audit Committee Report
From January 1, 2007 to December 21, 2007, the Board of Directors maintained an Audit Committee comprised of two of the Company’s outside directors, Gerald Laber and William Sanko. Currently, the Audit Committee is comprised of Gerald Laber.
On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the “Act”) was signed into law. At various Audit Committee meetings thereafter, the committee met with representatives of management, legal counsel, and our independent auditors. During those meetings, we furthered our understanding of the provisions of the Act, and will continue to consult with the experts to ensure the Company is compliant with the Act.
Our Board of Directors has determined that for year ended December 31, 2007, Gerald Laber, Chairman of the Audit Committee, was an Audit Committee financial expert as defined by Item 401(e) of Regulation S-B of the Exchange Act and is independent, as that term is used in Item 7(d)(e)(iv) of Schedule 14A under the Exchange Act.
The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements. Since the effective date of the Act, the Audit Committee has become responsible for the appointment, compensation and oversight of the work of the Company’s independent registered public accounting firm. The Board has adopted a written Charter of the Audit Committee, which was attached as an appendix to the 2002 proxy statement. The Board intends to amend its Audit Committee Charter, if necessary, to comply with any final rules or regulations promulgated by the SEC in response to the mandates of the Act.
Pursuant to our Audit Committee Charter, before the independent registered public accounting firm is engaged by us to render audit or non-audit services, the engagement is approved by our audit committee. The Audit Committee approval process includes the presentation, review, discussion and final approval of all audit or non-audit services engaged with the independent registered public accounting firm.
The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgements as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board, Standard No. 1.
The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The committee meets with the independent registered public accounting firm to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee met seven times in the fiscal year ended December 31, 2007.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board, and the board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, for filing with the Securities and Exchange Commission.
Audit Fees
Audit fees and related expenses expected to be billed and billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2007 and 2006 were approximately $84,000 and $79,150. Audit fees include fees for services that normally would be provided by the accountant in connection with statutory and regulatory filings or engagements, such as audit and review services as well as consent and review of documents filed with the Commission.
Audit-related Fees
Audit-related fees and expenses billed by GHP Horwath, P.C. for the fiscal year ended December 31, 2006 was $18,165. Audit-related fees and expenses included fees related to the audit of Ling Electronics, which was acquired by the Company in December 2005. There were no audit-related fees and expenses billed by GHP Horwath, P.C for the fiscal year ended December 31, 2007.
Tax Fees
Tax fees and related expenses expected to be billed and billed by GHP Horwath, P.C. for the fiscal years ended December 31, 2007 and 2006 was $12,000 for each year. These fees were for tax return preparation.
All Other Fees
There were no fees billed or other services performed by GHP Horwath, P.C., for either of the fiscal years ended December 31, 2007 or 2006.
Prior to engaging the independent accountant, the Audit Committee determined that the provision of all of the services covered by the two preceding paragraphs was compatible with maintaining the principal accountant’s independence for the Company pursuant to Rule 2-01 of Regulation SX.
     Submitted by the Audit Committee.
     Gerald Laber, Audit Committee Chairman

EXECUTIVE OFFICERS
     The following persons are the executive officers of the Company:

Name	Position
Andrew Drenick	President and Chief Executive Officer

Gary Larson	Vice President of Sales and Marketing

Anthony A. Scalese	Chief Financial Officer

Ralph Poplawsky	Chief Technical Officer
Information concerning the business experience of Mr. Drenick is provided under the section entitled “Proposal I — Election of Directors.”
Gary Larson 57. Mr. Larson joined the Company as Vice President of Sales and Marketing in late 2007. Mr. Larson has over 29 years of senior executive experience in business development and sales and marketing. Mr. Larson has held several senior sales and marketing positions in the technology and electronics industry. Mr. Larson was previously with Jing Mei Industrial from 2006 through 2007, a Hong Kong based company specializing in injection molded plastics, electroplating and thin-film coatings. Mr. Larson also worked for Vapor Technologies, from 2004 through 2006, Philips Electronics, from 1996 through 2003 and Iomega Corporation. Mr. Larson holds a B.S.B.A. degree (emphasis in production and operations) from San Diego State University and an MBA (emphasis in marketing) from the University of San Diego.
Anthony A. Scalese, 34. Anthony Scalese joined the Company in February 2000 as Corporate Controller, to oversee all accounting, finance and administrative functions. In May of 2001, Mr. Scalese was appointed Vice President of Finance and Administration and Secretary of the Company, and subsequently on March 24, 2003 appointed Chief Financial Officer. Mr. Scalese has held various financial management positions over the past ten years in both corporate and public accounting, for companies such as Coca-Cola Enterprises and Foundation Health Systems. Mr. Scalese is an active CPA and holds a B.S. degree in Accounting from Colorado State University-Pueblo and an MBA from the University of Colorado.
Ralph Poplawsky, 52. Mr. Poplawsky joined the Company in 2004 as Chief Technical Officer. Mr. Poplawsky has 25 years of product development, manufacturing and test experience. Mr. Poplawsky was previously with Cellport Systems, from 1997 through 2004, in which he led the architecture and development of the World’s first software-configurable automotive cell phone interface to connect in-vehicle communication systems with all leading cell phone models and including voice recognition and digital audio processing. Mr. Poplawsky holds a MS Degree in Electronic Engineering from The University of Colorado and a BS Degree in Physics from Michigan State University.
All executive officers are appointed by the Board of Directors and serve at the Board’s discretion.

EXECUTIVE COMPENSATION
The following table sets forth the compensation paid for the fiscal years ended December 31, 2007 to the Chief Executive Officer, Chief Financial Officer and two other executive officers of the Company who were paid more than $100,000 in salary and bonus during the year ended December 31, 2007 (the “Named Executive Officers”). The amounts shown in the Stock Options Awards column represent the accounting expense in 2007 that was recognized under the FASB SFAS 123(r).
Compensation Discussion and Analysis
Executive Compensation Objectives
The Company’s compensation program is designed to meet the following principal objectives:
•	Attract, retain and reward executive officer who contribute to the long-term success of the Company

•	Align compensation with short- and long-term objectives

•	Motivate and reward high levels of individual and team performance
These objectives seek to link compensation to overall Company performance, which helps to ensure the interests of executives are aligned with shareholders. These objectives serve as guiding principles in compensation program design and policy development and are reviewed each year by the Compensation Committee of our Board of Directors, which oversees the executive compensation program, and approved by the Company’s Board of Directors.
Components of Executive Compensation
The principal components of compensation for our Chief Executive Officer, Chief Financial Officer and other most highly compensated Named Executive Officers are:
•	Base salary

•	Financial performance and strategic performance-based annual cash bonus

•	Long-term equity incentives

•	Other benefits
The Compensation Committee determined all compensation for each Named Executive Officer for our 2007 fiscal year. As in prior years, the Committee’s decisions regarding executive compensation during our 2007 fiscal year were based primarily upon its assessment of each Named Executive Officer’s leadership performance and potential to enhance long-term stockholder value. The Committee relies upon judgment and not upon rigid guidelines or formulas or short-term changes in our stock price in determining the amount and mix of compensation elements for each Named Executive Officer. Key factors that the Committee considered included the nature and scope of the Named Executive Officers’ responsibilities, their effectiveness in leading initiatives to increase Company sales growth, earnings per share, customer satisfaction, and success in creating a culture of integrity and compliance with applicable law and ethics policies. The Compensation Committee believes that the executive compensation current mix of compensation components is effective in achieving the Company’s objectives.

Base Salary
Base salary is the fixed component of an executive’s annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. Changes in base salary are typically considered based on individual performance during our annual performance review process, as well as in the event of promotion or change in responsibilities.
Financial Performance and Strategic Performance-Based Annual Cash Bonus
The performance-based cash incentive program provides cash incentives for the Company’s executives to focus on annual financial and operating results, as well as individually established strategic objectives and enables total cash compensation to remain competitive within the marketplace for executive talent. Each Named Executive Officer has a target bonus award for each plan year. Target bonus awards are expressed as a percentage of the actual base salary paid to the Named Executive Officer during that plan year. The percentages are determined by the Compensation Committee based upon the Named Executive Officer’s job level and responsibilities and may vary for different officers or business units.
Long-Term Equity Incentives
The Company’s long-term equity incentives reward the achievement of long-term business objectives that benefit the Company’s stockholders and help the Company retain a successful and tenured management team, through the award of stock options. Long-term equity incentives are awarded at the discretion of the Compensation Committee, as further approved by the Board of Directors.
Other Benefits
For each plan or policy described below that requires payment of periodic premiums or other contributions, the Company generally pays such premiums or other contributions for the benefit of each Named Executive Officer.
•	Executive Life Insurance Plan. The Named Executive Officers are covered by a life insurance plan that provides coverage of $100,000 on a pre-retirement basis, as long as the Named Executive Officer is employed with the Company.

•	Supplemental Short- and Long-Term Disability. If a Named Executive Officer should become disabled; caused by accidental injury, sickness or pregnancy and unable to work for a period greater than 14 days, this benefit will provide a level of income of up to 60% of the first $833 of the Named Executive Officer’s pre-disability earnings, reduced by deductible income, not to exceed $500 per week. The maximum short-term disability benefit period is 26 weeks minus the length of the benefit waiting period. If a Named Executive Officer should become disabled and unable to work for a period lasting more than 180 days, this benefit will provide a level of income not covered by our short-term disability plan. This benefit will provide a level of income of up to 60% of the first $8,333 of the Named Executive Officer’s pre-disability earnings, reduced by deductible income, not to exceed $5,000 per month. The maximum lifetime long-term disability benefit period is 24 months.

Related Policies and Considerations
Employment, Termination of Employment and Change-In-Control Agreements
The Company has not entered into any employment agreements with any of Named Executive Officer..
Accounting Implications
The compensation that is paid to the Named Executive Officers is expensed in the Company’s financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Compensation Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation. Beginning with our 2006 fiscal year, the Company began accounting for stock-based compensation under our 1996 and 2005 Qualmark Stock Option Plans in accordance with the requirements of FASB SFAS 123(r).
Compensation Committee Report
For most of 2007, the Board of Directors maintained a Compensation Committee comprised of two of the Company’s outside directors, William Sanko and Christopher Roser, and the then President and Chief Executive Officer, Charles Johnston. The current Compensation Committee is comprised of Christopher Roser and Andrew Drenick.
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement.
Submitted by the Compensation Committee.
Christopher Roser, Compensation Committee Member
Andrew Drenick, Compensation Committee Member

SUMMARY COMPENSATION TABLE FOR 2007 FISCAL YEAR
The following table sets forth certain information concerning compensation of our named executive officer (“Named Executive Officers”) for the years ended December 31, 2007 and 2006:

				Stock Option	All Other
Name and		Salary	Bonus	Awards	Compensation		Total
Principal Position	Year	($)	($)	($)(3)(12)(14)	($)		($)

Andrew Drenick,	2007	200,000	—	2,800	—		202,800
President and Chief Executive Officer (Hired December 2007)(1)

Charles D. Johnston,	2007	250,000	—	43,900	86,800	(4)	380,700
President and Chief Executive Officer	2006	250,000	38,300	46,600	23,600	(5)(13)	358,500
(Retired December 2007)(1)

Gary Larson,	2007	125,000	—	—	13,400	(6)	138,400
Vice President of Sales and Marketing (Hired October 2007)(2)

Jeffrey Hale,	2007	150,000		2,100	12,700	(7)	172,300
Vice President of Sales and Marketing	2006	150,000	7,500	1,200	31,000	(8)	182,200
(Resigned September 2007)(2)

Anthony A. Scalese,	2007	140,000	16,400	13,800	12,400	(9)	182,600
Chief Financial Officer	2006	135,000	14,000	14,500	17,700	(10)	181,200

Ralph Poplawsky	2007	130,000	13,400	3,600	1,700	(11)	148,700
Chief Technical Officer	2006	125,000	12,500	3,600	1,700	(11)	142,800

(1)	On December 10, 2007, the Company hired Andrew Drenick as President and Chief Executive Officer. On December 31, 2007, Charles Johnston retired from service.

(2)	On October 15, 2007, the Company hired Gary Larson as Vice President of Sales and Marketing. On September 17, 2007, Jeffrey Hale resigned.

(3)	Each of the stock options granted vest ratably on an annual basis over a three-year vesting period, which expire within a ten year period from the grant date for Mr. Johnston and Mr. Drenick and expire within a seven year period from the grant date for other Named Executive Officers. Stock options granted were estimated as of the date of grant using a Black-Scholes option-pricing model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is contained within our 2007 Annual Report on Form 10-KSB.

(4)	Includes $62,500 for contributions made by the Company, under the terms of a deferred compensation consulting agreement (refer to footnote 13-below), for services performed in 2007, $15,000 for an automobile and housing allowance, $1,300 for Company 401(k) contributions, $7,600 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(5)	Includes $15,000 for an automobile and housing allowance, $1,300 for Company 401(k) contributions, $6,900 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(6)	Includes $12,500 for sales commission and $900 for Company paid health insurance.

(7)	Includes $1,300 for Company 401(k) contributions, $11,000 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(8)	Includes $26,000 for sales commission, $900 for Company 401(k) contributions, $3,900 for Company paid health insurance, $100 for Company paid short and long term disability and $100 for Company paid life insurance.

(9)	Includes $1,200 for the reimbursement of education related expenses, $900 for Company 401(k) contributions, $9,900 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(10)	Includes $7,200 for the reimbursement of education related expenses, $800 for Company 401(k) contributions, $9,300 for Company paid health insurance, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(11)	Includes $1,300 for Company 401(k) contributions, $200 for Company paid short and long term disability and $200 for Company paid life insurance.

(12)	Reflects the 2007 FASB SFAS 123(R) expense recorded in our Financial Statements associated with awards of stock options.

(13)	On December 21, 2007, the Company entered into a Stock and Warrant Purchase Agreement with The Roser Partnership III, SBIC, LP and Christopher Roser (refer to the 2007 Form 10-KSB, Note 10 of the Financial Statements). According to the terms of the Stock and Warrant Purchase Agreement, the Company shall be obligated to fund a deferred compensation and benefits consulting agreement (“Consulting Agreement”) for Charles Johnston, the former President and CEO, for a total of $300,000. Under the terms of the Consulting Agreement the Company has funded $62,500 during 2007 for services performed in 2007, with the remaining $237,500 payable over a period of two years commencing January 1, 2008 in quarterly amounts of $29,687 per quarter for each quarter in which the Company has sufficient cash flow as determined by the Board of Directors, for services to be performed over the next two years. If a payment is not made in a given quarter, that amount shall be deferred until a later quarter until the full amount of $237,500 has been paid to the former President and CEO.

(14)	Aggregate grant date fair value for awards of stock options, as computed in accordance with FASB SFAS 123(R) are as follows:

Named Executive	Stock Option Award	Aggregate Fair
Officer	Date	Value
Andrew Drenick	2007	$99,000
Charles Johnston	2006	$132,000
Gary Larson	2007	$1,900
Jeffrey Hale	2006	$4,000
Anthony Scalese	2006	$26,000
Ralph Poplawsky	Award prior to 2006	—
The Company does not have any employment agreements with the current Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END
The following table sets forth summary information regarding the outstanding equity awards granted to each of the Named Executive Officers as of the end of the 2007 fiscal year.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Options	Options
Name and Principal	Options	Options		Exercise	Expiration
Position	Exercisable(#)(1)	Unexercisable(#)		Price($)	Date

Andrew Drenick	—	49,000	(2)	0.80	12/10/17
President and Chief Executive Officer (Hired December 2007)	—	201,000	(3)	0.80	12/10/17

Charles D. Johnston	7,000	—		1.50	4/20/11
President and Chief Executive Officer	50,000	—		1.08	8/30/11
(Retired December 2007)	7,000	—		2.55	8/18/12
	10,000	—		0.70	3/24/13
	7,000	—		0.60	3/24/13
	7,000	—		1.40	4/15/14
	49,500	100,500	(4)	1.77	1/27/16
	7,000	—		1.50	4/19/12

Gary Larson	—	5,000	(5)	0.81	10/19/14
Vice President of Sales and Marketing (Hired October 2007)

Jeffrey C. Hale Vice President of Sales and Marketing	—	2,600	(6)	1.85	7/21/13
(Resigned September 2007)

Anthony A. Scalese	2,000	—		2.55	8/18/12
Chief Financial Officer	9,900	20,100	(7)	1.77	1/27/13
	680	—		1.50	4/20/08
	2,000	—		1.50	4/19/09
	1,340	—		0.60	3/24/10
	2,000	—		1.40	4/15/11
	12,000	—		1.40	7/16/11

Ralph Poplawsky	10,000	—		1.44	11/2/11
Chief Technical Officer	2,000	—		2.55	8/18/12

(1)	All options are currently underwater.

(2)	Stock options vest at a rate of 33% per year, beginning December 2008.

(3)	Stock options vest at a rate of 33% per year, beginning December 2008. 201,000 options were granted to Mr. Drenick under the Company’s 2007 Incentive Stock Plan that has been approved by the Company’s Board of Directors, but not yet ratified by shareholders.

(4)	Stock options vest at a rate of 33% per year, which began January 2007. (5) Stock options vest at a rate of 33% per year, beginning October 2008.

(6)	Stock options vest at a rate of 33% per year, which began July 2007. These options expired and were forfeited during March 2008.

(7)	Stock options vest at a rate of 33% per year, which began January 2007.
Accelerated Vesting of Awards
Under certain circumstances the vesting of stock option awards may be accelerated. The following vesting circumstances apply to all associates, including the Named Executive Officers, eligible to receive equity awards:
•	Change-in-Control. In the event (i) the Company is merged with another corporation or entity and the Company is not the surviving corporation; (ii) all or substantially all of the assets of the Company are acquired by another person, or (iii) shares representing more than 50% of the total combined voting power of the Company are transferred to a person in one or more related transactions, then all options, to the extent not previously exercised, will terminate upon consummation of such a transaction. The Board of Directors may, in its sole discretion, with notice accelerate the vesting of all or any portion of any unexercised options so that such options become exercisable on the day before the consummation of such transactions.

•	Death or Disability. If an associate or Named Executive Officers employment is terminated due to death or disability, any options to the extent then exercisable shall remain exercisable for a period of twelve months after termination.
EQUITY COMPENSATION PLAN INFORMATION AT 2007 FISCAL YEAR END

Number of
	Securities To be		Number of Securities
	Issued upon		Remaining Available
	Exercise of	Weighted Average	for Future Issuance
	Outstanding	Exercise Price of	Under Equity
Plan Category	Options	Outstanding Options	Compensation Plans

Equity compensation plans approved by security holders	755,750 (1)	1.62	860

Equity compensation plans not yet approved by security holders	201,000 (2)	0.80	449,000

(1)	Issued pursuant to the Company’s 1996 and 2005 Qualmark Stock Option Plan.

(2)	Issued to Andrew Drenick pursuant to the Company’s 2007 Incentive Stock Plan

PROPOSAL 2 — APPROVAL OF 2007 INCENTIVE STOCK PLAN
On November 16, 2007, the Board of Directors approved the Qualmark Corporation 2007 Incentive Stock Plan (“Plan”), pending shareholder approval. The Plan is designed to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of the Company. The persons who are eligible to receive grants under the Plan are directors, officers, employees or consultants to the Company. The total number of shares of stock which may be purchased or granted directly by options, stock awards or restricted stock purchase offers, or purchased indirectly through exercise of options granted under the Plan shall not exceed six hundred fifty thousand (650,000). If any grant shall for any reason terminate or expire, any shares allocated to that grant but remaining unpurchased upon such expiration or termination shall again be available for grants under the Plan. Any shares of stock issued pursuant to a grant and repurchased shall also be available for future grants. The market value of the securities underlying the incentive stock plan was $3,374,000 as of April 28, 2008.
Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422 of the Code, or Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers; (b) determine in good faith the fair market value of the Stock covered by any Grant; (c) determine which eligible persons shall receive Grants and the number of shares, restrictions, terms and conditions to be included in such Grants; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions and inconsistencies in the Plan or any Grant; (f) consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Grant or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to Participants without constituting termination of their employment for the purpose of the Plan or any Grant; and (h) make all other determinations necessary or advisable for the Plan’s administration. The interpretation and construction by the Board of any provisions of the Plan or selection of Participants shall be conclusive and final.
Incentive Stock Options may only be issued to employees of the Company. Incentive Stock Options may be granted to officers or directors, provided they are also employees of the Company. Payment of a director’s fee shall not be sufficient to constitute employment by the Company.
A participant will not realize taxable income upon the grant of an Incentive Stock Options which qualifies under Section 422 of the Code under the Plan. In addition, a participant will not realize taxable income upon the exercise of an incentive stock option if the participant holds the shares acquired until at least one year after exercise and, if later, until two years after the date of grant of option. The amount by which the fair market value of the shares exceeds the option price at the time of exercise generally is an item of tax preference for purposes of the alternative minimum tax. If a participant acquires stock through the exercise of an incentive stock option under the Plan and subsequently sells the stock after holding the stock for the period described above, the gain, which is the difference between the sale price of the stock and the option exercise price, will be taxed as capital gain. The gain will not be treated as ordinary income except when the holding period requirements discussed above are not satisfied.

An Incentive Stock Option does not entitle the Company to an income tax deduction except to the extent that a participant realizes ordinary income there from.
A participant generally will not realize taxable income upon the grant of a Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers. When a participant exercises a Nonstatutory Option, Stock Award or Restricted Stock Purchase Offer, the participant will realize taxable ordinary income at that time equal to the difference between the option price and the fair market value of the stock on the date of exercise. A participant will generally have a basis in stock acquired through the exercise of a Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers under the Plan equal to the fair market value of the stock on the date of exercise. If the participant subsequently sells the stock, the gain which is the difference between the sale price and the basis will be taxed as capital gain.
The Company will be allowed to take as a deduction any ordinary income realized by a participant upon exercise of a Nonstatutory Options, Stock Awards or Restricted Stock Purchase Offers at the time it is realized by the participant.
Participants in the Plan should consult their own tax advisors to determine the specific tax consequences of the Plan for them.
On November 16, 2007, the Board of Directors issued 201,000 stock options with an exercise price of $0.80 per share to Andrew Drenick pursuant to the Plan, contingent on the approval of the Plan by the shareholders.
NEW PLAN BENEFITS
2007 INCENTIVE COMPENSATION PLAN

Name and Position	Dollar value($)	Number of Units
Andrew Drenick, President and CEO	160,800	201,000
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE 2007 INCENTIVE STOCK PLAN

PROPOSAL 3 — APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
On April 22, 2008, the Board of Directors approved Amended and Restated Articles of Incorporation for Qualmark Corporation. The Amended and Restated Articles of Incorporation, which are attached hereto as an exhibit, include the following amendments:
•	The authorized shares are increased from 17 million, of which 15 million were designated as common stock and 2 million were designated as preferred stock, to 60 million, 50 million of which shall be designated as common stock and 10 million shall be designated as preferred stock

•	Former Article II regarding the period of duration was deleted

•	Former Article III regarding objects and purposes was deleted

•	Former Article V regarding a stock split was deleted

•	Former Article VIII(2) regarding loans to directors was deleted

•	The address of the Company’s principal address was changed

•	The number of directors was changed to conform to the Bylaws

•	Article IX regarding indemnification of directors was changed to conform to statutory language
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THEAPPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
PROPOSAL 4 — APPOINTMENT OF AUDITORS
The Board of Directors has appointed the firm of GHP Horwath, P.C., independent registered public accounting firm, as the auditors of the Company for the fiscal year ending December 31, 2008, and is asking the shareholders to ratify this selection. The Company is not required to seek shareholder approval of this engagement under applicable law or the Company’s charter documents, but is submitting this matter to a shareholder vote as a matter of good corporate practice. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this engagement, although it will retain the discretion to take whatever action (or inaction) it deems to be in the best interest of the Company and its shareholders. If the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its shareholders. A representative of GHP Horwath, P.C. is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.
GHP Horwath, P.C has audited the Company’s financial statements since the Company’s 2002 fiscal year.
THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
APPOINTMENT OF THE FIRM OF GHP HORWATH, P.C.

SHAREHOLDER PROPOSALS
To be included in the proxy materials for the 2009 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company at its principal office on or before January 15, 2009.

OTHER MATTERS
All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than five percent (5%) of the Stock of the Company, on an as-converted to Common Stock basis, is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.
The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2007, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.
The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements, for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any shareholder (including any beneficial owner) upon written request to Anthony A. Scalese, CFO, 4580 Florence Street, Denver, Colorado 80238.

QUALMARK CORPORATION PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
MEETING OF SHAREHOLDERS TO BE HELD JUNE 30, 2008
The undersigned hereby constitutes, appoints, and authorizes Anthony A. Scalese, as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned’s shares of the voting stock of QualMark Corporation, a Colorado corporation, at the Annual Meeting of the Shareholders to be held June 30, 2008, at the Company’s administrative offices, 4580 Florence Street, Denver, Colorado, at 10:00 a.m. MDT, and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated May 30, 2008, receipt of which is hereby acknowledged.
1.	Approval of the election of each of the three nominees named herein for the office of director to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

☐	For all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below)		to vote for all listed below
     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below.)
Andrew Drenick, Gerald Laber and Christopher Roser
2.	Approval of the Qualmark Corporation 2007 Incentive Stock Plan.
☐ FOR                     ☐ AGAINST
3.	Approval of the Amended and Restated Articles of Incorporation
☐ FOR                     ☐ AGAINST
4.	Approval of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.
☐ FOR                ☐ AGAINST
5.	The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.
The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

DATED: , 2008

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)
Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALMARK CORPORATION
PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED PRE-PAID ENVELOPE.
THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

1	Amended and Restated Articles of Incorporation of the Company